UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

A. Date of Report (Date of earliest event reported): February 2, 2007

DESIGN WITHIN REACH, INC.

(Exact Name of Registrant as Specified in Charter)

B. Delaware	000-50807	94-3314374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, 20th Floor, San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 676-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 2, 2007, we entered into a Loan, Guaranty and Security Agreement with Wells Fargo Retail Finance, LLC, as Administrative Agent (the “Loan Agreement”). The Loan Agreement expires on January 31, 2012 and provides for an initial overall credit line up to $20.0 million which may be increased to $25.0 million at our option, provided that we are not in default on the Loan Agreement, we have not exceeded the borrowing base and the increase does not violate or conflict with any of our other indebtedness or material agreements. The Loan Agreement consists of a revolving credit line and letters of credit up to $5.0 million. The amount we may borrow at any time under the Loan Agreement is based upon a percentage of eligible inventory and accounts receivable less certain reserves. Borrowings are secured by the right, title and interest to all of our personal property, including equipment, fixtures, general intangibles, intellectual property and inventory. The agreement contains various restrictive covenants, including minimum availability, which is the amount we may borrow under the Loan Agreement less the amount outstanding under the Loan Agreement plus certain cash and cash equivalents, limitations on indebtedness, limitations on subordinated indebtedness, limitations on liens and limitations on the amount of capital expenditures we may incur in any fiscal year.

Interest on borrowings will be either Wells Fargo’s prime rate, or LIBOR plus 1.25% to 1.75% depending upon average availability. In an event of default, our interest rates are increased by approximately 2.0%. On February 2, 2007, we had outstanding approximately $1.5 million in letters of credit under our previous line of credit with Wells Fargo HSBC. These letters of credit were transferred to our new facility, and no other borrowings were outstanding with Wells Fargo HSBC on February 2, 2007.

A complete copy of the Loan Agreement is filed herewith as Exhibit 10.26 and incorporated herein by reference. The foregoing description of the terms of the Loan Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.26	Loan, Guaranty and Security Agreement among Design Within Reach, Inc., the Lenders thereto and Wells Fargo Retail Finance, LLC, as Administrative Agent, dated as of February 2, 2007.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2007	DESIGN WITHIN REACH, INC.

	By:	/s/ John D. Hellmann
John D. Hellmann
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.26	Loan, Guaranty and Security Agreement among Design Within Reach, Inc., the Lenders thereto and Wells Fargo Retail Finance, LLC, as Administrative Agent, dated as of February 2, 2007.